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                                                                   EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A5 of our report dated December 19, 2002 relating to the financial statements, which appears in Rent-Way Inc.'s current report on Form 8-K dated May 2, 2003, which updates Rent-Way Inc.'s Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
June 24, 2003